Exhibit 5.1
                                                                   -----------


           [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                 _______, 2003

Banc of America Securities LLC
100 North Tryon Street
Charlotte, North Carolina  28255

                  Re: Bond Products Depositor LLC Registration Statement on Form S-3
                         -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Bond Products Depositor LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of certain trust certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series by a trust to be formed by the Company pursuant to a trust agreement, dated as of [ ], 2003 (the "Standard Terms"), between the Company and [name of trustee], as trustee (the "Trustee"), as supplemented and amended by the Series 2003-[ ] Series Supplement, dated as of [ ], 2003 (the "Series Supplement" and together with the Standard Terms, the "Trust Agreement").

         In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers, managers and other representatives and of public officials, including the facts and conclusions set forth therein. The opinion set forth below is also based on the assumptions that: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), has become effective under the Securities Act, (ii) the amount, price, interest rate and other principal terms of the Certificates have been duly approved by the Board of Managers (or its authorized designees) of the Company, (iii) the related Trust Agreement has been duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Certificates have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and have been sold and delivered by the Company in accordance with the terms of that certain Underwriting Agreement between the Company and its Underwriters as described in the Registration Statement and as attached as an exhibit thereto (the "Underwriting Agreement") against payment therefor.

         In rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Registration Statement;

         (b) the Trust Agreement;

         (c) [list other agreements, if any];

         (d) the Certificates (as defined in the Trust Agreement);

         (e) the certificate of [identify name], [identify title] of the Company, dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Company's Certificate"); and

         (f) and such limited liability company records, agreements, documents and other instruments as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         For purposes of our opinion set forth below, we express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of Delaware, (ii) the Applicable Laws of the State of New York, (iii) the Applicable Laws of the United States of America, and (iv) the Limited Liability Company Act as in effect in the State of Delaware.

         Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Trust Agreement. The Trust Agreement, the Underwriting Agreement [any other relevant agreements] shall hereinafter be referred to collectively as the "Transaction Agreements." "Applicable Laws" shall mean those laws, rules and regulations of the referenced jurisdiction which, in our experience, are normally applicable to transactions of the type contemplated by the applicable Transaction Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when issued and delivered by the Company against payment therefor in accordance with the terms of the Transaction Agreements, the Certificates will constitute valid and binding obligations of the Company entitled to the benefits of the Trust Agreement.

         Our opinion is subject to the following additional assumptions and qualifications:

         (a) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than the Company) enforceable against such other party in accordance with its terms; and

         (b) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of the Trustee or any party (other than the Company) to the Transaction Agreements with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of the Trustee.

         [We understand that you are separately receiving an opinion, with respect to the foregoing assumptions from ______________________ and we are advised that such opinion contains qualifications. Our opinion herein stated is based on the assumptions specified above and we express no opinion as to the effect on the opinions herein stated of the qualifications contained in such other opinion.]

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus and Prospectus Supplement contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                     Very truly yours,